Exhibit 99.1

Miller Corporate Center

For Immediate Release

AVERY DENNISON ANNOUNCES

SECOND QUARTER 2013 RESULTS

➢	2Q13 Reported EPS (including discontinued operations) of $0.68

➢ Adjusted EPS (non-GAAP, continuing operations) of $0.71

➢	2Q13 Net sales grew approx. 4 percent to $1.55 billion

➢ Net sales up approx. 5 percent on organic basis

➢	Returned $205 million of cash to shareholders in the first half, including the repurchase of 3.5 million shares for $149 million

➢	Restructuring program achieved annualized savings of $105 million

➢	OCP and DES sale completed July 1; expect net proceeds of approx. $400 million

➢	Narrowed adjusted EPS guidance to $2.50 to $2.70, an increase of 28% to 38% compared to prior year

PASADENA, Calif., July 23, 2013 – Avery Dennison Corporation (NYSE:AVY) today announced preliminary, unaudited results for its second quarter 2013 ended June 29, 2013.  All non-GAAP financial measures referenced in this document are reconciled to GAAP in the attached tables.  Unless otherwise indicated, the discussion of the company’s results is focused on its continuing operations, and comparisons are to the same period in the prior year.  Results reflect classification of Office and Consumer Products (OCP) and Designed and Engineered Solutions (DES) as discontinued operations.

“I’m pleased to report another quarter of strong earnings growth, driven by restructuring and other productivity actions we initiated last year,” said Dean Scarborough, Avery Dennison chairman, president and CEO.  “Pressure-sensitive Materials continued to benefit from its leadership position in emerging markets, growth through innovation, and significant productivity gains.  Retail Branding and Information Solutions delivered its fourth consecutive quarter of strong sales growth with continued margin expansion in the first half.

“We passed two significant milestones, delivering $105 million of restructuring savings and completing the sale of Office and Consumer Products and Designed and Engineered Solutions,” Scarborough added.  “We are committed to achieving our earnings and free cash flow targets, and to returning the vast majority of that cash to shareholders.  In the first half, we distributed over $200 million to shareholders through dividends and the repurchase of 3.5 million shares.”

For more details on the company’s results, see the summary table accompanying this news release, as well as the supplemental presentation materials, “Second Quarter 2013 Financial Review and Analysis,” posted on the company’s website at www.investors.averydennison.com, and furnished on Form 8-K with the SEC.

Second Quarter 2013 Results by Segment

All references to sales reflect comparisons on an organic basis, which exclude the estimated impact of currency translation, product line exits, acquisitions and divestitures.  Adjusted operating margin refers to earnings before interest expense and taxes, excluding restructuring costs and other items, as a percentage of sales.

Pressure-sensitive Materials (PSM)

•

PSM segment sales increased approximately 4 percent.  Within the segment, Label and Packaging Materials sales increased mid-single digits.  Combined sales for Graphics, Reflective, and Performance Tapes increased low single digits.

•

Operating margin improved 180 basis points to 10.5 percent as the benefit of productivity initiatives, higher volume, and lower restructuring costs more than offset the impact of changes in product mix.  Adjusted operating margin improved 130 basis points.

Retail Branding and Information Solutions (RBIS)

•	RBIS segment sales increased approximately 8 percent driven by increased demand from U.S. and European retailers and brands.

•

Operating margin declined 20 basis points to 5.6 percent due to higher restructuring costs.  Adjusted operating margin improved 110 basis points as the benefit of productivity initiatives and higher volume more than offset higher employee-related expenses.

Other

Share Repurchases

The company repurchased 3.5 million shares in the first six months of 2013 at an aggregate cost of $149 million.

Discontinued Operations

On July 1, 2013, the company completed the sale of its OCP and DES businesses to CCL Industries Inc. for $500 million, subject to customary closing adjustments expected to be finalized by October 1, 2013.

The company expects net proceeds from the sale of approximately $400 million, which it intends to use to repurchase shares and reduce indebtedness, including an additional pension plan contribution.

Earnings from OCP and DES, and certain costs associated with these divestitures, are reported as income or loss from discontinued operations (net of tax) in the preliminary, unaudited consolidated statements of income.  Net income (loss) per share from discontinued operations decreased from $0.15 to $(0.02).

Income Taxes

The second quarter effective tax rate was 35 percent.  The year-to-date adjusted tax rate was 34 percent, comparable to prior year.

Cost Reduction Actions

In the first half of 2012, the company began a restructuring program to reduce costs across all segments of the business.  The company achieved annualized savings of $105 million from this program.  To implement these actions, the company incurred restructuring costs, net of gain on sale of assets, of approximately $4 million in the first half of 2013. The company expects to incur restructuring costs, net of gain on sale of assets, of $15 million in 2013.

Outlook

In its supplemental presentation materials, “Second Quarter 2013 Financial Review and Analysis,” the company provides a list of factors that it believes will contribute to its 2013 financial results.  Based on the factors listed and other assumptions, the company now expects 2013 earnings per share from continuing operations of $2.40 to $2.60.  Excluding an estimated $0.10 per share for restructuring costs and other items, net of gain on sale of assets, the company expects adjusted (non-GAAP) earnings per share from continuing operations of $2.50 to $2.70. The company expects free cash flow from continuing operations in the range of $275 million to $315 million.

Note: Throughout this release and the supplemental presentation materials, amounts on a per share basis reflect fully diluted shares outstanding.

About Avery Dennison

Avery Dennison (NYSE:AVY) is a global leader in labeling and packaging materials and solutions. The company’s applications and technologies are an integral part of products used in every major market and industry. With operations in more than 50 countries and more than 26,000 employees worldwide, Avery Dennison serves customers with insights and innovations that help make brands more inspiring and the world more intelligent. Headquartered in Pasadena, California, the company reported sales from continuing operations of $6 billion in 2012.  Learn more at www.averydennison.com.

#   #   #

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this document are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and financial or other business targets, are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but not limited to risks and uncertainties relating to the following: fluctuations in demand affecting sales to customers; the financial condition and inventory strategies of customers; changes in customer order patterns; worldwide and local economic conditions; fluctuations in cost and availability of raw materials; our ability to generate sustained productivity improvement; our ability to achieve and sustain targeted cost reductions; impact of competitive products and pricing; loss of significant contracts or customers; collection of receivables from customers; selling prices; business mix shift; changes in tax laws and regulations, and uncertainties associated with interpretations of such laws and regulations; outcome of tax audits; timely development and market acceptance of new products, including sustainable or sustainably-sourced products; investment in development activities and new production facilities; fluctuations in foreign currency exchange rates and other risks associated with foreign operations; integration of acquisitions and completion of pending dispositions; amounts of future dividends and share repurchases; customer and supplier concentrations; successful implementation of new manufacturing technologies and installation of manufacturing equipment; disruptions in information technology systems; successful installation of new or upgraded information technology systems; volatility of financial markets; impairment of capitalized assets, including goodwill and other intangibles; credit risks; our ability to obtain adequate financing arrangements and maintain access to capital; fluctuations in interest and tax rates; fluctuations in pension, insurance and employee benefit costs; impact of legal and regulatory proceedings, including with respect to environmental, health and safety; changes in governmental laws and regulations; changes in political conditions; impact of epidemiological events on the economy and our customers and suppliers; acts of war, terrorism, and natural disasters; and other factors.

We believe that the most significant risk factors that could affect our financial performance in the near-term include: (1) the impact of economic conditions on underlying demand for our products; (2) competitors’ actions, including pricing, expansion in key markets, and product offerings; and (3) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through selling price increases, without a significant loss of volume.

For a more detailed discussion of these and other factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in the company’s 2012 Form 10-K, filed on February 27, 2013 with the Securities and Exchange Commission, and subsequent quarterly reports on Form 10-Q. The forward-looking statements included in this document are made only as of the date of this document, and the company undertakes no obligation to update these statements to reflect subsequent events or circumstances, other than as may be required by law.

For more information and to listen to a live broadcast or an audio replay of the quarterly conference call with analysts, visit the Avery Dennison website at www.investors.averydennison.com

Contacts:

Media Relations:

David Frail (626) 304-2014

David.Frail@averydennison.com

Investor Relations:

Eric M. Leeds (626) 304-2029

investorcom@averydennison.com

Second Quarter Financial Summary - Preliminary
(in millions, except per share amounts)

	2Q	2Q	% Change vs. P/Y
	2013	2012	Reported	Organic (a)

Net sales, by segment:
Pressure-sensitive Materials	$1,113.9	$1,080.5	3%	4%
Retail Branding and Information Solutions	419.6	390.9	7%	8%
Other specialty converting businesses	18.8	19.0	-1%	6%
Total net sales	$1,552.3	$1,490.4	4%	5%

	As Reported (GAAP)					Adjusted Non-GAAP (b)
	2Q	2Q	% Change	% of Sales		2Q	2Q	% Change	% of Sales
	2013	2012	Fav(Unf)	2013	2012	2013	2012	Fav(Unf)	2013	2012
Operating income (loss) before interest and taxes, by segment:
Pressure-sensitive Materials	$117.5	$94.0		10.5%	8.7%	$119.2	$102.0		10.7%	9.4%
Retail Branding and Information Solutions	23.6	22.7		5.6%	5.8%	29.6	23.6		7.1%	6.0%
Other specialty converting businesses	(2.8)	(3.4)		-14.9%	-17.9%	(2.8)	(2.8)		-14.9%	-14.7%
Corporate expense	(14.0)	(21.1)				(22.0)	(19.4)
Total operating income before interest and taxes / operating margin	$124.3	$92.2	35%	8.0%	6.2%	$124.0	$103.4	20%	8.0%	6.9%

Interest expense	14.8	18.6				14.8	18.6

Income from continuing operations before taxes	$109.5	$73.6	49%	7.1%	4.9%	$109.2	$84.8	29%	7.0%	5.7%

Provision for income taxes	$38.7	$24.5				$37.4	$29.1

Net income from continuing operations	$70.8	$49.1	44%	4.6%	3.3%	$71.8	$55.7	29%	4.6%	3.7%

(Loss) income from discontinued operations, net of tax	($2.0)	$15.1	n/m	-0.1%	1.0%

Net income	$68.8	$64.2	7%	4.4%	4.3%

Net income (loss) per common share, assuming dilution:

Continuing operations	$0.70	$0.47	49%			$0.71	$0.53	34%

Discontinued operations	($0.02)	$0.15	n/m

Total Company	$0.68	$0.62	10%

						2013	2012
YTD Estimated Free Cash Flow from Continuing Operations (c)						$40.6	$20.0
YTD Free Cash Flow (including discontinued operations) (c)						($1.9)	($14.6)

(a)	Percentage change in sales excludes the estimated impact of foreign currency translation, product line exits, acquisitions and divestitures.
(b)	Excludes restructuring costs and other items (see accompanying schedules A-2 to A-4 for reconciliation to GAAP financial measures).
(c)

Free cash flow refers to cash flow from operations, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sale of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments, plus discretionary contributions to pension plan utilizing proceeds from divestitures. Free cash flow excludes uses of cash that do not directly or immediately support the underlying business (such as discretionary debt reductions, dividends, share repurchases, and certain effects of acquisitions and divestitures).

AVERY DENNISON

PRELIMINARY CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share amounts)

	(UNAUDITED)

	Three Months Ended		Six Months Ended

	Jun. 29, 2013	Jun. 30, 2012	Jun. 29, 2013	Jun. 30, 2012

Net sales	$1,552.3	$1,490.4	$3,051.2	$2,933.4

Cost of products sold	1,134.8	1,102.3	2,232.0	2,168.2

Gross profit	417.5	388.1	819.2	765.2

Marketing, general & administrative expense	293.5	284.7	594.4	573.6

Interest expense	14.8	18.6	27.0	36.9

Other expense, net (1)	(0.3)	11.2	7.2	18.8

Income from continuing operations before taxes	109.5	73.6	190.6	135.9

Provision for income taxes	38.7	24.5	53.0	42.2

Income from continuing operations	70.8	49.1	137.6	93.7

(Loss) income from discontinued operations, net of tax	(2.0)	15.1	(11.0)	14.4

Net income	$68.8	$64.2	$126.6	$108.1

Per share amounts:

Net income (loss) per common share, assuming dilution

Continuing operations	$0.70	$0.47	$1.36	$0.89

Discontinued operations	(0.02)	0.15	(0.11)	0.14

Net income per common share, assuming dilution	$0.68	$0.62	$1.25	$1.03

Average common shares outstanding, assuming dilution	100.8	104.3	101.3	105.3

(1)       “Other expense, net” for the second quarter of 2013 includes severance and related costs of $5.4, asset impairment, lease and other contract  cancellation charges of $2.4, legal settlement of $2.5, and certain transaction costs of $.3, more than offset by gain on sale of assets of $10.9.

“Other expense, net” for the second quarter of 2012 includes severance and related costs of $9.8, asset impairment charges of $.4, and certain transaction costs of $1.6, partially offset by gain on sale of product line of $.6.

“Other expense, net” 2013 YTD includes severance and related costs of $12.2, asset impairment, lease and other contract cancellation  charges of $3.7, legal settlement of $2.5, and certain transaction costs of $1, partially offset by gain on sale of assets of $12.2.

“Other expense, net” 2012 YTD includes severance and related costs of $15.5, asset impairment and lease cancellation charges of $1.9, and certain transaction costs of $2, partially offset by gain on sale of product line of $.6.

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Reconciliation of Non-GAAP Financial Measures in Accordance with SEC Regulations G and S-K

Avery Dennison reports financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and herein provides some non-GAAP financial measures.  These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures.  These non-GAAP financial measures are intended to supplement the company’s presentation of its financial results that are prepared in accordance with GAAP.  Based upon feedback from investors and financial analysts, the company believes that supplemental non-GAAP financial measures provide information that is useful to the assessment of the company’s performance and operating trends, as well as liquidity.

The company’s non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions.  The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess the underlying performance of the company in a single period.  By excluding certain accounting effects, both positive and negative, of certain items (e.g., restructuring costs, asset impairments, legal settlements, certain effects of strategic transactions and related costs, loss from debt extinguishments, loss from curtailment and settlement of pension obligations, gains or losses on sale of certain assets and other items), the company believes that it is providing meaningful supplemental information to facilitate an understanding of the company’s core operating results and liquidity measures.  These non-GAAP financial measures are used internally to evaluate trends in the company’s underlying business, as well as to facilitate comparison to the results of competitors for a single period. While some of the items excluded from GAAP financial measures may recur, they tend to be disparate in amount, frequency, and timing.

The company uses the following non-GAAP financial measures in the accompanying news release and presentation:

Organic sales change refers to the increase or decrease in sales excluding the estimated impact of currency translation, product line exits, acquisitions and divestitures;

Adjusted operating margin refers to earnings before interest expense and taxes, excluding restructuring costs and other items, as a percentage of sales;

Adjusted tax rate refers to the anticipated full year GAAP tax rate adjusted for certain events;

Adjusted net income refers to reported net income adjusted for the tax-effected restructuring costs and other items;

Adjusted EPS refers to as reported net income per common share, assuming dilution, adjusted for the tax-effected restructuring costs and other items; and

Free cash flow refers to cash flow from operations, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sale of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments, plus discretionary contributions to pension plan utilizing proceeds from divestitures. Free cash flow excludes uses of cash that do not directly or immediately support the underlying business (such as discretionary debt reductions, dividends, share repurchases, and certain effects of acquisitions and divestitures).

The reconciliation set forth below and in the accompanying presentation is provided in accordance with Regulations G and S-K and reconciles the non-GAAP financial measures with the most directly comparable GAAP financial measures.

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A-3

AVERY DENNISON

PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)

	Three Months Ended		Six Months Ended

	Jun. 29, 2013	Jun. 30, 2012	Jun. 29, 2013	Jun. 30, 2012

Reconciliation of Operating Margins:

Net sales	$1,552.3	$1,490.4	$3,051.2	$2,933.4

Income from continuing operations before taxes	$109.5	$73.6	$190.6	$135.9

Income from continuing operations before taxes as a percentage of sales	7.1%	4.9%	6.2%	4.6%

Adjustment:
Interest expense	$14.8	$18.6	$27.0	$36.9

Operating income from continuing operations before interest expense and taxes	$124.3	$92.2	$217.6	$172.8

Operating Margins	8.0%	6.2%	7.1%	5.9%

Income from continuing operations before taxes	$109.5	$73.6	$190.6	$135.9

Adjustments:

Restructuring costs:

Severance and related costs	5.4	9.8	12.2	15.5

Asset impairment, lease and other contract cancellation charges	2.4	0.4	3.7	1.9

Other items (1)	(8.1)	1.0	(8.7)	1.4

Interest expense	14.8	18.6	27.0	36.9

Adjusted operating income from continuing operations before interest expense and taxes (non-GAAP)	$124.0	$103.4	$224.8	$191.6

Adjusted Operating Margins (non-GAAP)	8.0%	6.9%	7.4%	6.5%

Reconciliation of GAAP to Non-GAAP Net Income from Continuing Operations:

As reported net income from continuing operations	$70.8	$49.1	$137.6	$93.7

Non-GAAP adjustments, net of tax:

Restructuring costs and other items (2)	1.0	6.6	(6.1)	8.1

Adjusted Non-GAAP Net Income from Continuing Operations	$71.8	$55.7	$131.5	$101.8

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(continued)

AVERY DENNISON

PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)

	Three Months Ended		Six Months Ended

	Jun. 29, 2013	Jun. 30, 2012	Jun. 29, 2013	Jun. 30, 2012

Reconciliation of GAAP to Non-GAAP Net Income per Common Share from Continuing Operations:

As reported net income per common share from continuing operations, assuming dilution	$0.70	$0.47	$1.36	$0.89

Non-GAAP adjustments per common share, net of tax:

Restructuring costs and other items (2)	0.01	0.06	(0.06)	0.08

Adjusted Non-GAAP Net Income per Common Share from Continuing Operations, assuming dilution	$0.71	$0.53	$1.30	$0.97

Average common shares outstanding, assuming dilution	100.8	104.3	101.3	105.3

(1)                Includes gain on sale of assets and product line, legal settlement, and certain transaction costs.

(2)           Reflects the impact of the adjusted tax rate applied to results from continuing operations, partially offset by restructuring costs and other items, tax-effected at the adjusted tax rate.

	(UNAUDITED)

	Six Months Ended

	Jun. 29, 2013	Jun. 30, 2012
Reconciliation of GAAP to Non-GAAP Free Cash Flow:

Net cash provided by operating activities	$46.7	$41.0

Purchases of property, plant and equipment	(49.9)	(43.3)

Purchases of software and other deferred charges	(24.6)	(19.9)

Proceeds from sale of property, plant and equipment	25.8	3.4

Sales of investments, net	0.1	4.2

Free Cash Flow	$(1.9)	$(14.6)

Estimated free cash flow from continuing operations	$40.6	$20.0

Estimated free cash flow from discontinued operations	(42.5)	(34.6)

Free Cash Flow	$(1.9)	$(14.6)

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AVERY DENNISON

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions)

(UNAUDITED)

	Second Quarter Ended

	NET SALES		OPERATING INCOME		OPERATING MARGINS
	2013	2012	2013 (1)	2012 (2)	2013	2012

Pressure-sensitive Materials	$1,113.9	$1,080.5	$117.5	$94.0	10.5%	8.7%
Retail Branding and Information Solutions	419.6	390.9	23.6	22.7	5.6%	5.8%
Other specialty converting businesses	18.8	19.0	(2.8)	(3.4)	(14.9%)	(17.9%)
Corporate Expense	N/A	N/A	(14.0)	(21.1)	N/A	N/A

TOTAL FROM CONTINUING OPERATIONS	$1,552.3	$1,490.4	$124.3	$92.2	8.0%	6.2%

(1) Operating income for the second quarter of 2013 includes severance and related costs of $5.4, asset impairment, lease and other contract cancellation charges of $2.4, legal settlement of $2.5, and certain transaction costs of $.3, more than offset by gain on sale of assets of $10.9. Of the total $(.3), the Pressure-sensitive Materials segment recorded $1.7, the Retail Branding and Information Solutions segment recorded $6, and Corporate recorded $(8).

(2) Operating income for the second quarter of 2012 includes severance and related costs of $9.8, asset impairment charges of $.4, and certain transaction costs of $1.6, partially offset by gain on sale of product line of $.6. Of the total $11.2, the Pressure-sensitive Materials segment recorded $8, the Retail Branding and Information Solutions segment recorded $.9, the other specialty converting businesses recorded $.6, and Corporate recorded $1.7.

RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Second Quarter Ended
	OPERATING INCOME		OPERATING MARGINS

	2013	2012	2013	2012
Pressure-sensitive Materials
Operating income and margins, as reported	$117.5	$94.0	10.5%	8.7%
Adjustments:
Restructuring costs:
Severance and related costs	1.5	8.3	0.2%	0.8%
Asset impairment and other contract cancellation charges	0.2	0.3	---	---
Gain on sale of product line	---	(0.6)	---	(0.1%)
Adjusted operating income and margins (non-GAAP)	$119.2	$102.0	10.7%	9.4%

Retail Branding and Information Solutions
Operating income and margins, as reported	$23.6	$22.7	5.6%	5.8%
Adjustments:
Restructuring costs:
Severance and related costs	3.8	0.9	0.9%	0.2%
Asset impairment, lease and other contract cancellation charges	2.2	---	0.6%	---
Adjusted operating income and margins (non-GAAP)	$29.6	$23.6	7.1%	6.0%

Other specialty converting businesses
Operating loss and margins, as reported	$(2.8)	$(3.4)	(14.9%)	(17.9%)
Adjustments:
Restructuring costs:
Severance and related costs	---	0.5	---	2.7%
Asset impairment charges	---	0.1	---	0.5%
Adjusted operating loss and margins (non-GAAP)	$(2.8)	$(2.8)	(14.9%)	(14.7%)

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AVERY DENNISON

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions)

(UNAUDITED)

	Six Months Year-to-Date

	NET SALES		OPERATING INCOME		OPERATING MARGINS
	2013	2012	2013 (1)	2012 (2)	2013	2012

Pressure-sensitive Materials	$2,211.9	$2,145.5	$222.4	$194.1	10.1%	9.0%
Retail Branding and Information Solutions	802.3	751.0	38.2	28.8	4.8%	3.8%
Other specialty converting businesses	37.0	36.9	(5.5)	(6.6)	(14.9%)	(17.9%)
Corporate Expense	N/A	N/A	(37.5)	(43.5)	N/A	N/A

TOTAL FROM CONTINUING OPERATIONS	$3,051.2	$2,933.4	$217.6	$172.8	7.1%	5.9%

(1) Operating income for 2013 includes severance and related costs of $12.2, asset impairment, lease and other contract cancellation charges of $3.7, legal settlement of $2.5, and certain transaction costs of $1, partially offset by gain on sale of assets of $12.2. Of the total $7.2, the Pressure-sensitive Materials segment recorded $5.3, the Retail Branding and Information Solutions segment recorded $9, and Corporate recorded $(7.1).

(2) Operating income for 2012 includes severance and related costs of $15.5, asset impairment and lease cancellation charges of $1.9, and certain transaction costs of $2, partially offset by gain on sale of product line of $.6. Of the total $18.8, the Pressure-sensitive Materials segment recorded $10.2, the Retail Branding and Information Solutions segment recorded $5.9, the other specialty converting businesses recorded $.6, and Corporate recorded $2.1.

RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Six Months Year-to-Date
	OPERATING INCOME		OPERATING MARGINS

	2013	2012	2013	2012
Pressure-sensitive Materials
Operating income and margins, as reported	$222.4	$194.1	10.1%	9.0%
Adjustments:
Restructuring costs:
Severance and related costs	4.1	9.5	0.2%	0.4%
Asset impairment, lease and other contract cancellation charges	1.2	1.3	---	0.1%
Gain on sale of product line	---	(0.6)	---	---
Adjusted operating income and margins (non-GAAP)	$227.7	$204.3	10.3%	9.5%

Retail Branding and Information Solutions
Operating income and margins, as reported	$38.2	$28.8	4.8%	3.8%
Adjustments:
Restructuring costs:
Severance and related costs	7.8	5.4	1.0%	0.7%
Asset impairment, lease and other contract cancellation charges	2.5	0.5	0.3%	0.1%
Gain on sale of assets	(1.3)	---	(0.2%)	---
Adjusted operating income and margins (non-GAAP)	$47.2	$34.7	5.9%	4.6%

Other specialty converting businesses
Operating loss and margins, as reported	$(5.5)	$(6.6)	(14.9%)	(17.9%)
Adjustments:
Restructuring costs:
Severance and related costs	---	0.5	---	1.3%
Asset impairment charges	---	0.1	---	0.3%
Adjusted operating loss and margins (non-GAAP)	$(5.5)	$(6.0)	(14.9%)	(16.3%)

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AVERY DENNISON

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	(UNAUDITED)

ASSETS	Jun. 29, 2013	Jun. 30, 2012

Current assets:
Cash and cash equivalents	$211.6	$161.4
Trade accounts receivable, net	1,009.5	982.0
Inventories, net	508.0	521.6
Assets held for sale	609.4	511.2
Other current assets	250.5	225.6

Total current assets	2,589.0	2,401.8

Property, plant and equipment, net	922.4	1,012.3
Goodwill	747.5	751.6
Other intangibles resulting from business acquisitions, net	109.2	145.9
Non-current deferred income taxes	344.3	307.5
Other assets	478.6	438.8

	$5,191.0	$5,057.9

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings and current portion of long-term debt and capital leases	$438.2	$671.5
Accounts payable	821.3	787.3
Liabilities held for sale	170.6	165.0
Other current liabilities	554.8	498.5

Total current liabilities	1,984.9	2,122.3

Long-term debt	951.4	703.2
Other long-term liabilities	740.1	661.9
Shareholders’ equity:
Common stock	124.1	124.1
Capital in excess of par value	800.7	785.5
Retained earnings	1,974.9	1,859.4
Accumulated other comprehensive loss	(325.0)	(293.6)
Treasury stock at cost	(1,060.1)	(904.9)

Total shareholders’ equity	1,514.6	1,570.5

	$5,191.0	$5,057.9

-more-

AVERY DENNISON

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	(UNAUDITED)

	Six Months Ended

	Jun. 29, 2013	Jun. 30, 2012

Operating Activities:

Net income	$126.6	$108.1

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation	69.5	75.2

Amortization	33.8	35.4

Provision for doubtful accounts and sales returns	9.5	9.4

Asset impairment and net (gain) loss on sale/disposal of assets	(9.2)	6.3

Stock-based compensation	17.6	21.4

Other non-cash expense and loss	28.2	21.1

Other non-cash income and gain	---	(0.1)

Changes in assets and liabilities and other adjustments	(229.3)	(235.8)

Net cash provided by operating activities	46.7	41.0

Investing Activities:

Purchases of property, plant and equipment	(49.9)	(43.3)

Purchases of software and other deferred charges	(24.6)	(19.9)

Proceeds from sale of product line	---	0.8

Proceeds from sale of property, plant and equipment	25.8	3.4

Sales of investments, net	0.1	4.2

Other	0.8	---

Net cash used in investing activities	(47.8)	(54.8)

Financing Activities:

Net (decrease) increase in borrowings (maturities of 90 days or less)	(77.3)	195.2

Additional borrowings (maturities longer than 90 days)	250.0	---

Payments of debt (maturities longer than 90 days)	(0.8)	(0.8)

Dividends paid	(55.7)	(56.3)

Share repurchases	(148.9)	(142.2)

Proceeds from exercise of stock options, net	32.4	4.7

Other	(8.1)	(2.2)

Net cash used in financing activities	(8.4)	(1.6)
Effect of foreign currency translation on cash balances	1.9	(1.2)
Cash and cash equivalents classified as held for sale	(16.2)	---

Decrease in cash and cash equivalents	(23.8)	(16.6)

Cash and cash equivalents, beginning of year	235.4	178.0
Cash and cash equivalents, end of period	$211.6	$161.4

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